EXHIBIT 99.1


                              MAMMATECH CORPORATION

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Mammatech Corporation (the "Company") on Form 10-Q for the period ended August 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Henry
S. Pennypacker, President and Chief Executive Officer and Mary Bailey Sellers, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:  /s/  Henry S. Pennypacker                        Dated: November 30, 2002
   ----------------------------------
          Henry S. Pennypacker
Title:    President, Chief Executive Officer

    /s/  Mary Bailey Sellers
    ---------------------------------
         Mary Bailey Sellers
Title:   Treasurer and Chief Financial Officer


     This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.